Exhibit 10.16.2.2

REAFFIRMATION OF GUARANTY

THIS REAFFIRMATION OF GUARANTY (this “Reaffirmation”) is made as of this 1st day of March, 2004, by CAPITAL ONE BANK, a Virginia banking corporation (the “Guarantor”) for the benefit of (i) Wells Fargo Bank Northwest, National Association (formerly, First Security Bank, N.A., the correct name of which was First Security Bank, National Association), a national banking association, and Val T. Orton, not individually, but solely in their capacities as Owner Trustee of the COB Real Estate Trust 1995-1 (collectively, the “Lessor”), (ii) Wachovia Bank, National Association (formerly, First Union National Bank), not individually, but solely in its capacity as Indenture Trustee (the “Indenture Trustee”) and Lawyers Title Realty Services, Inc, in its capacity as deed of trust trustee under the Indenture (the “Deed of Trust Trustee”), (iii) the Note Purchasers, (iv) the Registered Owners and (v) BTM Capital Corporation (the “LC Issuer”). The Lessor, the Indenture Trustee, the Deed of Trust Trustee, the Note Purchasers, the Registered Owners and the LC Issuer are, hereinafter, collectively referred to as the “Obligees”.

RECITALS

WHEREAS, the Guarantor has heretofore executed a Guaranty dated as of October 14, 1998 (as the same may be amended, modified or supplemented from time to time, the “Guaranty”), in favor of the Obligees, pursuant to which the Guarantor guaranteed all of the obligations of Capital One Realty, Inc., a Delaware corporation (the “Lessee”) under (i) that certain Amended and Restated Lease Agreement dated as of October 14, 1998 (together with all supplements and amendments thereto and any memorandum or short form in respect of any thereof entered into for the purpose of recording, the “Lease”) and (ii) that certain Assignment of Lease dated as of October 14, 1998 (together will all supplements and amendments thereto, the “Assignment of Lease”); and

WHEREAS, pursuant to the Lease, the Lessee, with the approval of the Indenture Trustee in accordance with the terms thereof, has requested to (i) substitute all of Lessor’s right, title, and interest in the parcel of real property located in Hillsborough County, Florida and more particularly described in Exhibit A attached hereto and incorporated herein by this reference, together with all of Lessor’s right, title, and interest in the Improvements (as defined in the Lease) thereon and all easements, rights and appurtenances thereto, for all of Lessor’s right, title, and interest in the parcel of real property located in Hillsborough County, Florida and identified in the Lease as Renaissance Business Park Phase I, together with all of Lessor’s right, title, and interest in the Improvements thereon and all easements, rights and appurtenances thereto, and (ii) substitute all of Lessor’s right, title, and interest in the parcel of real property located in Hillsborough County, Florida and more particularly described in Exhibit B attached hereto and incorporated herein by this reference, together with all of Lessor’s right, title, and interest in the Improvements thereon and all easements, rights and appurtenances thereto, for all of Lessor’s right, title, and interest in the parcel of real property located in Hillsborough County, Florida and identified in the Lease as Renaissance Business Park Phase II, together with all of Lessor’s right, title, and interest in the Improvements thereon and all easements, rights and appurtenances thereto; and

WHEREAS, in connection with such substitutions, the Lessor and the Lessee will enter into amendments or modifications to the Lease in the form of (i) that certain First Modification to Amended and Restated Lease Agreement and Memorandum of Amended and Restated Lease Agreement dated of even date herewith and (ii) that certain Lease Supplement dated of even date herewith (collectively, the “Lease Modification Documents”); and

WHEREAS, in connection with such substitutions, the Lessor and the Indenture Trustee, with the consent of the Lessee, will enter into an amendment or modification to the Assignment of Lease in the form of that certain First Modification to Assignment of Lease dated of even date herewith (the “Assignment of Lease Modification”); and

WHEREAS, it is a condition of the execution and delivery of the Lease Modification Documents and the Assignment of Lease Modification that the Guarantor execute and deliver this Reaffirmation in order to reaffirm its obligations under the Guaranty and to acknowledge and consent to the execution and delivery of the Lease Modification Documents and the Assignment of Lease Modification as hereinafter provided;

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Guarantor hereby agrees as follows:

1. Definitions. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Guaranty.

2. Acknowledgement and Consent. The Guarantor hereby expressly (i) acknowledges that it has received copies of the Lease Modification Documents and the Assignment of Lease Modification, (ii) acknowledges that it understands the nature of the transactions contemplated by the Lease Modification Documents and the Assignment of Lease Modification, and (iii) consents to the execution, delivery and performance of the Lease Modification Documents and the Assignment of Lease Modification and to the transactions contemplated thereunder.

3. Reaffirmation and Confirmation of Guaranty. The Guarantor hereby expressly ratifies, affirms and confirms to the Obligees its obligations under the Guaranty, and acknowledges, renews and extends its continued liability under the Guaranty and agrees that the Guaranty remains, and following the execution and delivery of the Lease Modification Documents and the Assignment of Lease Modification will remain, in full force and effect and enforceable in accordance with its terms.

4. Notice Addresses. From and after the date hereof, the addresses for the delivery of all notices under the Guaranty pursuant to Section 6.3 thereof shall be as follows:

Lessor:	c/o Wells Fargo Bank Northwest, National Association
Corporate Trust Services
MAC: U1228-120
299 South Main Street, 12 Floor
Salt Lake City, Utah 84111

Guarantor:	Capital One Bank
1680 Capital One Drive
McLean, Virginia 22102
Attn: Amy D. Cook, Assistant General Counsel

Indenture Trustee:	Wachovia Bank, National Association
Wachovia Bank-Corp. Trust Group
200 Berkeley Street, 17th Floor
Boston, Massachusetts 02116

5. Governing Law. This Reaffirmation shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the Guarantor has caused this Reaffirmation to be duly executed as of the date first above written.

CAPITAL ONE BANK, a Virginia banking corporation

By:	/s/ Stephen Linehan

Name:	Stephen Linehan

Title:	Senior Vice President and Treasurer